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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 1996 with respect to the financial statements of RSA Data Security, Inc., included in the Registration Statement (Form S-4) of Security Dynamics Technologies, Inc. for the registration of shares to be issued in the merger transaction.

                                          /s/       Ernst & Young LLP
                                          --------------------------------------
                                                      ERNST & YOUNG LLP

Palo Alto, California
June 25, 1996